EXHIBIT 99.1

For Immediate Release

Contacts:	Norman Black, Public Relations
404-828-7593
Andy Dolny, Investor Relations
404-828-8901

UPS EARNINGS PER SHARE RISE 14%

ON 8% REVENUE GROWTH IN 3Q

U.S. Domestic and Supply Chain & Freight Lead the Way;

Free Cash Flow Exceeds $3.7 Billion

ATLANTA, Oct. 25, 2011 — UPS (NYSE:UPS) today announced diluted earnings per share of $1.06 for the third quarter of 2011, a 14% improvement over the adjusted $0.93 for the prior-year period. Total revenue increased 8% to $13.2 billion.

The results were driven by the U.S. Domestic and Supply Chain & Freight segments. U.S. Domestic operating margin improved to 13.1% compared to last year’s adjusted results and Supply Chain and Freight operating profit increased more than 10%. Free cash flow for the first nine months of the year was strong, exceeding $3.7 billion.

On a reported basis, diluted earnings per share increased 7.1% over the same quarter last year. In the prior-year period, the company recorded an after-tax benefit of $61 million from the sale of real estate.

“UPS produced another solid quarter of earnings growth against the backdrop of a deceleration in exports from Asia and a challenging global economic environment,” said Scott Davis, UPS chairman and CEO. “The resilience of our global model was evident during the quarter and we remain confident in our ability to perform in both good and bad economies.”

Consolidated Results	3Q 2011		3Q 2010		Adjusted 3Q 2010
Revenue	$13.17	B	$12.19	B
Operating profit	$1.62	B	$1.62	B	$1.51	B
Operating margin	12.3%		13.3%		12.4%
Average volume per day	15.1	M	15.0	M
Diluted earnings per share	$1.06		$0.99		$0.93

During the quarter, UPS delivered 965 million packages, an increase of 0.7% over the prior-year period.

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In July, UPS released its 2010 Sustainability Report, highlighting successful fuel conservation efforts. The company reduced miles driven by 63.5 million, resulting in carbon emissions avoidance of 68,000 metric tonnes. During the quarter, UPS also was recognized with the highest score in the 2011 Carbon Disclosure Project’s Global Leadership Index.

Cash Position

For the nine months ending Sept. 30, UPS generated more than $3.7 billion in free cash flow after making capital expenditures of $1.6 billion and pension contributions of $1.4 billion.

The company accelerated its repurchase activity during the quarter, acquiring more than $1.1 billion in UPS stock. Year-to-date, UPS has repurchased 31.7 million shares for approximately $2.2 billion and paid dividends totaling $1.5 billion, up 10.6% per share.

U.S. Domestic Package	3Q 2011		3Q 2010		Adjusted 3Q 2010
Revenue	$7.77	B	$7.29	B
Operating profit	$1.02	B	$1.02	B	$0.91	B
Operating margin	13.1%		14.0%		12.5%
Average volume per day	12.74	M	12.73	M

Revenue increased 6.5% and operating profit improved more than 11% over the 2010 third quarter adjusted results. Operating margin expanded 60 basis points to 13.1% due to higher yields, favorable product mix changes and network efficiencies. Total domestic volume growth was flat as a result of the slow U.S. economy; however, UPS Next Day Air® volume rose 1.3%.

On a reported basis compared to the third quarter of last year, operating profit decreased slightly and operating margin contracted by 90 basis points.

At the end of the quarter and just in time for the holidays, UPS unveiled a ground-breaking solution for residential deliveries. UPS My Choicesm enables U.S. consumers to take advantage of the unique delivery options that only UPS can offer. Since the product launch in early October, over 100,000 subscribers have enrolled.

International Package	3Q 2011		3Q 2010
Revenue	$3.06	B	$2.68	B
Operating profit	$409	M	$419	M
Operating margin	13.4%		15.7%
Average volume per day	2.34	M	2.24	M

Revenue for the segment improved more than 14%, driven by export volume growth of 6.5%. Revenue per piece climbed 9.4% with currency, higher fuel surcharges and base rate increases all contributing.

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Operating profit and margin for the segment declined due to excess capacity caused by a deceleration in package volume on the Asia-to-U.S. trade lane. They also were negatively impacted by product mix, higher fuel prices and currency fluctuations.

Last month, the company announced a significant expansion of its European air hub in Cologne, Germany. The $200 million investment will utilize the latest UPS technology to improve efficiency and support continued European growth.

Supply Chain & Freight	3Q 2011		3Q 2010
Revenue	$2.34	B	$2.23	B
Operating profit	$195	M	$177	M
Operating margin	8.3%		8.0%

Operating profit for the third quarter climbed more than 10% to $195 million on revenue growth of 5.3% compared to the prior-year period. The operating margin for the segment increased 30 basis points to 8.3%.

UPS Freight drove segment results as operating profit improved and operating margin expanded. On a year-over-year basis, revenue for the quarter jumped approximately 15% on a slight decline in daily shipments. The business also experienced increases in LTL revenue per hundredweight and weight per shipment.

Forwarding revenue experienced downward pressure compared to the same quarter last year due to excess capacity in the air freight industry. Nonetheless, Forwarding expanded operating margin and slightly improved operating profit.

In September, UPS introduced PharmaPort 360, the latest innovation in cold-chain shipping solutions designed specifically for the healthcare industry. This unique temperature-controlled container offers unparalleled shipment monitoring and product protection for pharmaceuticals, vaccines and biologics.

Outlook

“We are reiterating our 2011 guidance for UPS adjusted diluted earnings per share to a range of $4.15-to-$4.40,” said Kurt Kuehn, UPS’s chief financial officer. “UPS continues to deliver strong financial results in today’s global economic environment as customers benefit from the logistics solutions that only UPS offers.”

UPS (NYSE:UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at UPS.com and its corporate blog can be found at blog.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.

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EDITOR’S NOTE:

UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss third quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

UPS routinely posts investor announcements on its web site — www.investors.ups.com — and encourages those interested in the company to check there frequently.

We supplement the reporting of our financial information determined under generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as “reported” or “unadjusted”. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.

In the second quarter of 2011, we recorded certain real estate transactions, including a $15 million pre-tax loss in our U.S. Domestic Package segment and a $48 million pre-tax gain in our Supply Chain & Freight segment. In the first quarter of 2010, we recorded a $98 million pre-tax restructuring charge in our U.S. Domestic Package operations related to the reorganization of our domestic management structure. We also incurred a $38 million pre-tax loss on the sale of a specialized transportation business in Germany in our Supply Chain & Freight segment. Additionally, we recorded a $76 million charge to income tax expense, resulting from a change in the filing status of a German subsidiary. In the third quarter of 2010, we recorded a $109 million pre-tax gain on the sale of real estate in our U.S. Domestic Package segment. We presented third quarter and year-to-date 2011 and 2010 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced these charges were unique, and we do not believe they are reflective of the types of charges that will affect future results.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, pre-tax income, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.

Selected Financial — Third Quarter

(unaudited)

	Three Months Ended September 30,		Change
(amounts in millions, except per share data)	2011	2010	$	%
Statement of Income Data:
Revenue:
U.S. Domestic Package	$7,767	$7,291	$476	6.5%
International Package	3,057	2,676	381	14.2%
Supply Chain & Freight	2,342	2,225	117	5.3%

Total revenue	13,166	12,192	974	8.0%

Operating expenses:
Compensation and benefits	6,694	6,411	283	4.4%
Other	4,853	4,165	688	16.5%

Total operating expenses	11,547	10,576	971	9.2%

Operating profit:
U.S. Domestic Package	1,015	1,020	(5)	-0.5%
International Package	409	419	(10)	-2.4%
Supply Chain & Freight	195	177	18	10.2%

Total operating profit	1,619	1,616	3	0.2%

Other income (expense):
Investment income	16	15	1	6.7%
Interest expense	(84)	(91)	7	-7.7%

Total other income (expense)	(68)	(76)	8	-10.5%

Income before income taxes	1,551	1,540	11	0.7%
Income tax expense	509	549	(40)	-7.3%

Net income	$1,042	$991	$51	5.1%

Net income as a percentage of revenue	7.9%	8.1%

Per share amounts
Basic earnings per share	$1.07	$1.00	$0.07	7.0%
Diluted earnings per share	$1.06	$0.99	$0.07	7.1%

Weighted-average shares outstanding
Basic	977	994	(17)	-1.7%
Diluted	987	1,004	(17)	-1.7%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,015	$911	$104	11.4%
International Package	409	419	(10)	-2.4%
Supply Chain & Freight	195	177	18	10.2%

Total operating profit	1,619	1,507	112	7.4%

Income before income taxes (1)	$1,551	$1,431	$120	8.4%
Net income (2)	$1,042	$930	$112	12.0%
Basic earnings per share (2)	$1.07	$0.94	$0.13	13.8%
Diluted earnings per share (2)	$1.06	$0.93	$0.13	14.0%

(1)	Third quarter 2010 U.S. Domestic Package operating profit and consolidated income before income taxes exclude a $109 million gain on the sale of real estate.
(2)	Third quarter 2010 net income and earnings per share amounts exclude the after-tax effect of the real estate sale discussed in (1), which totaled $61 million.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Operating Data — Third Quarter

(unaudited)

	Three Months Ended September 30,		Change
	2011	2010	$ / #	%
Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,588	$1,466	$122	8.3%
Deferred	760	696	64	9.2%
Ground	5,419	5,129	290	5.7%

Total U.S. Domestic Package	7,767	7,291	476	6.5%
International Package:
Domestic	660	569	91	16.0%
Export	2,251	1,975	276	14.0%
Cargo	146	132	14	10.6%

Total International Package	3,057	2,676	381	14.2%
Supply Chain & Freight:
Forwarding and Logistics	1,552	1,536	16	1.0%
Freight	667	581	86	14.8%
Other	123	108	15	13.9%

Total Supply Chain & Freight	2,342	2,225	117	5.3%

Consolidated	$13,166	$12,192	$974	8.0%

Consolidated volume (in millions)	965	958	7	0.7%
Operating weekdays	64	64	—

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,196	1,181	15	1.3%
Deferred	852	856	(4)	-0.5%
Ground	10,688	10,693	(5)	0.0%

Total U.S. Domestic Package	12,736	12,730	6	0.0%
International Package:
Domestic	1,424	1,376	48	3.5%
Export	919	863	56	6.5%

Total International Package	2,343	2,239	104	4.6%

Consolidated	15,079	14,969	110	0.7%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.75	$19.40	$1.35	7.0%
Deferred	13.94	12.70	1.24	9.8%
Ground	7.92	7.49	0.43	5.7%
Total U.S. Domestic Package	9.53	8.95	0.58	6.5%
International Package:
Domestic	7.24	6.46	0.78	12.1%
Export	38.27	35.76	2.51	7.0%
Total International Package	19.41	17.75	1.66	9.4%
Consolidated	$11.06	$10.27	$0.79	7.7%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Financial Data — Year to Date

(unaudited)

	Nine Months Ended September 30,		Change
(amounts in millions, except per share data)	2011	2010	$	%
Statement of Income Data:
Revenue:
U.S. Domestic Package	$23,047	$21,662	$1,385	6.4%
International Package	9,096	8,086	1,010	12.5%
Supply Chain & Freight	6,796	6,376	420	6.6%

Total revenue	38,939	36,124	2,815	7.8%
Operating expenses:
Compensation and benefits	19,985	19,465	520	2.7%
Other	14,211	12,599	1,612	12.8%

Total operating expenses	34,196	32,064	2,132	6.6%
Operating profit:
U.S. Domestic Package	2,830	2,330	500	21.5%
International Package	1,352	1,367	(15)	-1.1%
Supply Chain & Freight	561	363	198	54.5%

Total operating profit	4,743	4,060	683	16.8%
Other income (expense):
Investment income (loss)	36	(7)	43	N/A
Interest expense	(252)	(260)	8	-3.1%

Total other income (expense)	(216)	(267)	51	-19.1%

Income before income taxes	4,527	3,793	734	19.4%
Income taxes	1,537	1,424	113	7.9%

Net income	$2,990	$2,369	$621	26.2%

Net income as a percentage of revenue	7.7%	6.6%
Per share amounts
Basic earnings per share	$3.03	$2.38	$0.65	27.3%
Diluted earnings per share	$3.00	$2.36	$0.64	27.1%
Weighted average shares outstanding
Basic	986	994	(8)	-0.8%
Diluted	996	1,003	(7)	-0.7%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$2,845	$2,319	$526	22.7%
International Package	1,352	1,367	(15)	-1.1%
Supply Chain & Freight (1)	513	401	112	27.9%

Total operating profit	4,710	4,087	623	15.2%
Income before income taxes (1)	$4,494	$3,820	$674	17.6%
Net income (2)	$2,970	$2,483	$487	19.6%
Basic earnings per share (2)	$3.01	$2.50	$0.51	20.4%
Diluted earnings per share (2)	$2.98	$2.48	$0.50	20.2%

(1)	2011 operating profit and consolidated income before income taxes excluded the impact of gains and losses on certain real estate transactions, including a $15 million loss for the U.S. Domestic Package segment and a $48 million gain in the Supply Chain & Freight segment. 2010 U.S. Domestic Package operating profit and consolidated income before income taxes excluded a $98 million restructuring charge related to the reorganization of our domestic management structure, as well as a $109 million gain on the sale of real estate. 2010 Supply Chain & Freight operating profit and consolidated income before income taxes excluded a $38 million loss on the sale of a specialized transportation business in Germany.
(2)	2011 net income and earnings per share amounts excluded the after-tax impact of the U.S. Domestic Package and Supply Chain & Freight real estate transactions described in (1), which totaled a combined $20 million. 2010 net income and earnings per share amounts excluded the after-tax impact of the U.S. Domestic Package restructuring charge, real estate gain and the business sale described in (1), which combined to decrease net income by $38 million. Additionally, 2010 net income and earnings per share excluded a $76 million charge to income tax expense, resulting from a change in the tax filing status of a German subsidiary.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Operating Date — Year to Date

(unaudited)

	Nine Months Ended September 30,		Change
	2011	2010	$ / #	%
Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$4,645	$4,311	$334	7.7%
Deferred	2,277	2,088	189	9.1%
Ground	16,125	15,263	862	5.6%

Total U.S. Domestic Package	23,047	21,662	1,385	6.4%
International Package:
Domestic	1,961	1,714	247	14.4%
Export	6,698	5,992	706	11.8%
Cargo	437	380	57	15.0%

Total International Package	9,096	8,086	1,010	12.5%
Supply Chain & Freight:
Forwarding and Logistics	4,520	4,425	95	2.1%
Freight	1,931	1,628	303	18.6%
Other	345	323	22	6.8%

Total Supply Chain & Freight	6,796	6,376	420	6.6%

Consolidated	$38,939	$36,124	$2,815	7.8%

Consolidated volume (in millions)	2,879	2,846	33	1.2%
Operating weekdays	192	191	1

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,174	1,169	5	0.4%
Deferred	866	866	—	0.0%
Ground	10,637	10,656	(19)	-0.2%

Total U.S. Domestic Package	12,677	12,691	(14)	-0.1%
International Package:
Domestic	1,407	1,359	48	3.5%
Export	910	848	62	7.3%

Total International Package	2,317	2,207	110	5.0%

Consolidated	14,994	14,898	96	0.6%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.61	$19.31	$1.30	6.7%
Deferred	13.69	12.62	1.07	8.5%
Ground	7.90	7.50	0.40	5.3%
Total U.S. Domestic Package	9.47	8.94	0.53	5.9%
International Package:
Domestic	7.26	6.60	0.66	10.0%
Export	38.34	36.99	1.35	3.6%
Total International Package	19.46	18.28	1.18	6.5%
Consolidated	$11.01	$10.32	$0.69	6.7%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Reconciliation of Free Cash Flow

(unaudited)

(amounts in millions)	Preliminary Year-to-Date September 30, 2011
Net cash from operations	$5,354
Capital expenditures	(1,557)
Proceeds from disposals of PP&E	33
Net change in finance receivables	128
Other investing activities	(240)

Free cash flow	$3,718

Amounts are subject to reclassification.

Certain prior year amounts have been reclassified to conform to the current year presentation.